Offer to Exchange Eligible Options for New Options Exhibit (a)(1)(K)

During the exchange offer period, eligible employees will have the option to exchange eligible stock options for a lesser number of new stock options Eligible Options Granted before June 6, 2018 Exercise price greater than $18 per share Eligible Employees Must be employed by Five Prime at the beginning and end of the offering period “Named executive officers” and members of the Board are not eligible Tender offer commenced on Monday, July 1, 2019 The offering period expires at 6:00pm PST on Monday, July 29, 2019, unless extended (the “Expiration Time”) Overview of Exchange Offer © 2019 Five Prime Therapeutics, Inc. All Rights Reserved

The number of new options granted in exchange for an eligible option will be calculated based on the exchange ratio applicable to the eligible option Example 1: 1,000 shares with exercise price of $20 per share will be exchanged for 667 shares Example 2: 1,000 shares with exercise price of $40 per share will be exchanged for 500 shares The exchange ratios were designed so that the fair value of the new options is proportionate to the fair value of the stock options surrendered in the exchange Exchange Ratios © 2019 Five Prime Therapeutics, Inc. All Rights Reserved Exercise Price Range per Share Exchange Ratio* $18.00 to $24.99 1.50 to 1 $25.00 to $34.99 1.75 to 1 $35.00 to $44.99 2.00 to 1 $45.00 and above 2.25 to 1

New options will be granted promptly following the Expiration Time Exercise price of new options will be the closing price of our common stock on the grant date Term of new options will be 7 years New options will be unvested on the grant date; vesting will occur in equal monthly amounts over: 1 year if the exchanged option was vested as of the Expiration Time 3 years if the exchange option was unvested as of the Expiration Time All new options will be non-qualified stock options (NSOs), even if the eligible options exchanged were incentive stock options (ISOs) Terms of New Options © 2019 Five Prime Therapeutics, Inc. All Rights Reserved

All relevant documents were provided to eligible employees via email on Monday, July 1, 2019 and filed with the SEC Offer to Exchange Eligible Options for New Options Summary Term Sheet Questions and Answers Offering Memorandum Election Forms Notice of Withdrawal of Election Forms Relevant Documents © 2019 Five Prime Therapeutics, Inc. All Rights Reserved

Participation is voluntary You may elect to participate on an option-by-option basis To participate, you must complete, sign and deliver your Election Form no later than 6:00pm PST on Monday, July 29, 2019 You may revoke your Election Form at any time prior to the Expiration Time by submitting a Notice of Withdrawal of Election You will receive email confirmations of receipt of your Election Form and your Notice of Withdrawal of Election Form Your Election Form, Notice of Withdrawal of Election and all questions and other communications must be sent to option.exchange@fiveprime.com Process for Participation © 2019 Five Prime Therapeutics, Inc. All Rights Reserved

Under the IRS rules, if an offer to change the terms of an option remains outstanding for greater than 29 days, this is considered a modification to the option, and it will be treated as a new option grant. These new options may no longer qualify as ISOs, even if the original options were treated as ISOs. This means that if any of your eligible options are currently treated as ISOs, and we extend the Expiration Time past 6pm PST on Monday, July 29, 2019 (which is 29 days after the exchange offer commenced), in order to avoid the possible impact on the ISO status of these options, you must affirmatively reject the exchange offer by completing and submitting the Election Form no later than 6pm PST on July 29, 2019. ISO Status of Eligible Options © 2019 Five Prime Therapeutics, Inc. All Rights Reserved

The exchange offer is a Tender Offer filed with the SEC (Schedule TO-I) All terms of the exchange offer are governed by the Offer to Exchange Eligible Options for New Options dated July 1, 2019 We strongly encourage you to consult with your personal financial or tax advisors prior to deciding whether to participate in the exchange offer FIVE PRIME HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFERING MEMORANDUM OR IN THE RELATED ELECTION FORMS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY FIVE PRIME. Important Disclaimers © 2019 Five Prime Therapeutics, Inc. All Rights Reserved